UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
 __________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2015

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MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
On October 21, 2015, Medtronic PLC (“Medtronic”) filed three separate inter partes review petitions (the “Petitions”) with the Patent Trial and Appeal Board (the “PTAB”) of the U.S. Patent and Trademark Office (“PTO”), challenging several of the claims of U.S. Patent Nos. 7,496,393 (the “’393 Patent”), titled “Signal processing apparatus,” and 8,560,034 (the “’034 Patent”), also titled “Signal processing apparatus,” which are owned by Masimo Corporation (“Masimo”). The inter partes review procedure allows a party to challenge the patentability of a patent in whole or in part before the PTAB. A patentability trial will commence if the PTAB decides to institute the inter partes review proceedings after considering the Petitions and Masimo’s preliminary response to the Petitions. Medtronic has informed Masimo that it will terminate the covenants it received from Masimo under the parties’ Settlement Agreement and Release of Claims dated January 17, 2006, as amended (the “Settlement Agreement”) and stop paying royalties to Masimo under the Settlement Agreement only when it feels it has reached an appropriate point in the process. Masimo intends to oppose the requests to institute proceedings relating to the Petitions, including on the basis that Medtronic is estopped from challenging the patentability of the ’034 patent, because the claims were previously the subject of an interference proceeding between Masimo and Medtronic’s subsidiary, Covidien PLC, in which the PTO awarded the claimed subject matter to Masimo. If the PTAB institutes the proceedings, Masimo will defend the ’393 Patent and the ’034 Patent.
The information furnished under Item 7.01 (Regulation FD Disclosure) of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: October 22, 2015	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)